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                                   EXHIBIT 5.1

                       OPINION OF BARBARA S. POLSKY, ESQ.,
                        SENIOR VICE PRESIDENT AND GENERAL
                      COUNSEL OF THE REGISTRANT, REGARDING
                             VALIDITY OF SECURITIES


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January 6, 1997


Aames Financial Corporation
3731 Wilshire Boulevard
Los Angeles, California  90010


        RE:      REGISTRATION STATEMENT ON FORM S-8
                 REGISTERING SHARES ISSUABLE UNDER THE
                 AAMES FINANCIAL CORPORATION (THE "COMPANY")
                 1996 STOCK INCENTIVE PLAN, THE STOCK OPTION
                 AGREEMENT BETWEEN THE COMPANY AND
                 CARY H. THOMPSON, AND THE ASSUMPTION STOCK
                 OPTION AGREEMENTS BETWEEN THE COMPANY AND
                 CERTAIN EMPLOYEES OF THE COMPANY (COLLECTIVELY, THE "PLANS")


Ladies and Gentlemen:

                  At you request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,524,355 shares of the common stock, par value $.001 per share (the "Common Stock"), of the Company which may be issued pursuant to the exercise of options under the Plans.

                  I have examined such instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

                  Based on such examination, I am of the opinion that the 1,524,355 shares of Common Stock which may be issued upon exercise of options under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plans, will be validly issued, fully paid and non-assessable.

                  This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without my prior written consent.


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Aames Financial Corporation
January 6, 1997
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                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed by the Company in connection with the registration of the aforementioned shares of Common Stock under the Securities Act.


                                       Very truly yours,


                                       /s/ Barbara S. Polsky

                                       Barbara S. Polsky
                                       Senior Vice President and
                                       General Counsel